Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into this 4th day of June, 2021, by and among BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“Holdings”), BigBear.ai Holdings, LLC, a Delaware limited liability company (“BigBear” and, together with Holdings, the “BigBear Parties”), and the undersigned Holder (“Holder”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, Holder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and has the sole power to dispose of (or sole power to cause the disposition of), and the sole power to vote (or sole power to direct the voting of), as applicable, the number of shares of common stock, par value $0.0001 per share (“Common Stock”) of GigCapital4, Inc., a Delaware corporation (the “Issuer”) (collectively, the “Acquiror Shares”), set forth on Holder’s signature page hereto (such Acquiror Shares, together with any other Acquiror Shares acquired by Holder or with respect to which Holder otherwise becomes entitled to exercise voting power during the Restricted Period, including any shares of Common Stock issued upon the exercise of any warrants of the Issuer, the “Covered Shares”); and

WHEREAS, the Issuer, Holdings, BigBear and the other parties named therein will, immediately following the execution of this Agreement, enter into that certain Agreement and Plan of Merger, dated as of June 4, 2021 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, inter alia, a direct, wholly owned subsidiary of the Issuer will be merged with and into BigBear, with BigBear continuing as the surviving corporation and becoming thereby a wholly-owned subsidiary of the Issuer (the “First Merger”), and immediately thereafter BigBear will be merged with and into Issuer, with Issuer continuing as the surviving corporation (the “Second Merger”), on the terms and subject to the conditions set forth therein (the First Merger and the Second Merger, together the “Mergers,” and with the other transactions contemplated by the Merger Agreement, the “Transactions”).

WHEREAS, in connection with the Transactions, certain other “accredited investors” (as such term is defined in Rule 501 under the Securities Act of 1933, as amended have entered into voting and support agreements with the Issuer.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Voting Agreement; Proxy.

1.1 Voting Agreement. Holder hereby unconditionally and irrevocably agrees that, during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 5 (such period, the “Restricted Period”), at any duly called extraordinary general meeting of the stockholders of the Issuer (or any adjournment or postponement thereof) (the “Special Meeting”), and in any action by written consent of the stockholders of the Issuer requested by the Issuer’s board of directors or undertaken as contemplated by the Transactions, Holder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented) (which shall include, for the avoidance of doubt, any consent in writing (to the extent applicable)), in person or by proxy, all of its Covered Shares (i) in favor of the adoption of the Merger Agreement and approval of the Transactions (including the Mergers), (ii) in favor of the issuance of the Notes in connection with the First Merger and the Note Financing pursuant to the Note Subscription Agreements (including as required under Nasdaq), (iii) in favor of the amendment and restatement of the Certificate of Incorporation in the form of the Acquiror Charter attached as Exhibit A to the Merger Agreement, (iv) in favor of the approval of the adoption of the Management Equity Plans, (v) in favor of any other proposals the parties to the Merger Agreement agree are necessary or desirable to consummate the Transactions, (vi) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of the Issuer contained in the Merger Agreement, (vii) in favor of the other Acquiror Stockholder Matters, (viii) for any proposal to adjourn or postpone the applicable Special Meeting to a later date if (and only if) there are not sufficient votes for approval of the Merger Agreement and the other Acquiror Stockholder Matters on the dates on which such meetings are held, and (ix) except as set forth in the proxy statement of Acquiror in connection with the Transactions (the “Proxy Statement”), against the following actions or proposals: (A) any Business Combination Proposal or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement; and (B) (1) any change in the present capitalization of the Issuer or any amendment of the Certificate of Incorporation, except to the extent expressly contemplated by the Merger Agreement, (2) any liquidation, dissolution or other change in the Issuer’s corporate structure or business, (3) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Holder under this Agreement, or (4) any other action or proposal involving the Issuer or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions. The obligations of Holder specified in this Section 1.1 shall apply whether or not the First Merger, Second Merger, any of the Transactions or any action described above is recommended by the Issuer’s board of directors. If the Holder is the beneficial owner, but not the registered holder, of the Covered Shares, Holder agrees to take all actions necessary or requested by BigBear to cause the registered holder and any nominees to vote all of the Covered Shares in accordance with the terms of this Agreement.

1.2 Irrevocable Proxy. Holder hereby revokes any and all other proxies, consents or powers of attorney in respect of any Covered Shares and agrees that, during the period commencing on the date hereof and ending on the date this Agreement terminates in accordance with Section 5, Holder hereby irrevocably appoints BigBear or any individual designated by BigBear as Holder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of Holder, to vote (or cause to be voted) Holder’s Covered Shares, in the manner set forth in Section 1.1, at any meeting of the stockholders of the Issuer, however called, or in connection with any written consent of the stockholders of the Issuer. The power of attorney granted by Holder hereunder is a durable power of attorney coupled with an interest and, if Holder is an individual, shall survive the death, incapacity, illness, bankruptcy, dissolution or other inability to act of Holder. With respect to Covered Shares as to which Holder is the beneficial owner but not the holder of record, Holder shall cause any holder of record of such Covered Shares to grant to BigBear or any individual designated by BigBear a proxy to the same effect as that described in this Section 1.2. The exercise of the foregoing proxy shall not relieve Holder from any liability hereunder for failing to comply with the terms of this Agreement. Holder hereby affirms that the proxy set forth in this Section 1.2 is irrevocable, is coupled with an interest sufficient in Law to support an irrevocable proxy, and is granted in consideration of the BigBear Parties entering into the Merger Agreement; provided, that, for the avoidance of doubt, the proxy set forth in this Section 1.2 shall terminate automatically upon termination of this Agreement. The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Holder’s Covered Shares and a vote by Holder of Holder’s Covered Shares.

2. No Redemption. Holder hereby unconditionally and irrevocably agrees that during the Restricted Period, Holder shall not, and shall cause its controlled Affiliates not to, elect to redeem or tender or submit for redemption the Holder’s Covered Shares pursuant to or in connection with the Acquiror Stockholder Redemption or otherwise in connection with the Transactions.

3. Representations, Warranties and Agreements.

3.1 Holder’s Representations, Warranties and Agreements. Holder hereby represents and warrants to the BigBear Parties and acknowledges and agrees with the BigBear Parties as follows:

3.1.1 If Holder is not an individual, Holder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. If Holder is an individual, Holder has the authority to enter into, deliver and perform its obligations under this Agreement.

3.1.2 If Holder is not an individual, this Agreement has been duly authorized, validly executed and delivered by Holder. If Holder is an individual, the signature on this Agreement is genuine, and Holder has legal competence and capacity to execute the same. This Agreement is enforceable against Holder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

3.1.3 The execution, delivery and performance by Holder of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon Holder’s Covered Shares or any other property or assets of Holder or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Holder or any of its subsidiaries is a party or by which Holder or any of its subsidiaries is bound or to which Holder’s Covered Shares or any other property or assets of Holder or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Holder to enter into and timely perform its obligations under this Agreement (a “Holder Material Adverse Effect”), (ii) if Holder

is not an individual, result in any violation of the provisions of the organizational documents of Holder or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Holder or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Holder Material Adverse Effect.

3.1.4 Holder’s signature page hereto sets forth the number of Covered Shares over which Holder has beneficial ownership as of the date hereof. As of the date hereof, Holder is the legal and beneficial owner of the Covered Shares denoted as being owned by Holder on the signature page hereto and has the sole power to vote (or sole power to direct the voting of) such Covered Shares. Holder acknowledges and represents that (a) the dispositive and voting power over the Covered Shares beneficially owned by Holder is held by a single Person, (b) such Person has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) all Covered Shares beneficially owned by Holder, and (c) no other Person has any power to dispose of (or to cause the disposition of) or to vote (or to direct the voting of) any Covered Shares (other than, for the avoidance of doubt, BigBear or its designated individual pursuant to Section 1.2). Holder has good and valid title to the Covered Shares denoted as being owned by Holder on the signature page hereto, free and clear of any and all Liens other than those created or permitted by this Agreement, those imposed by applicable law, including federal and state securities laws, and those disclosed in the public securities filings of the Issuer, and are not subject to any preemptive or similar rights. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder pursuant to arrangements made by Holder. Except for the Covered Shares denoted on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any (i) equity securities of the Issuer, (ii) securities of the Issuer having the right to vote on any matters on which the holders of equity securities of the Issuer may vote or which are convertible into or exchangeable for, at any time, equity securities of the Issuer, or (iii) options or other rights to acquire from the Issuer any equity securities or securities convertible into or exchangeable for equity securities of the Issuer except as contemplated by the Transaction Agreements or as disclosed in the public securities filings of the Issuer.

3.1.5 Holder acknowledges and represents that Holder has received such information as Holder deems necessary in order to make an investment decision with respect to the Covered Shares and to enter into this Agreement, including with respect to the Issuer, Holdings, BigBear and the Transactions. Without limiting the generality of the foregoing, Holder has not relied on any statements or other information provided by the Issuer or any BigBear Party in making its decision to enter into, deliver and perform its obligations under this Agreement. Holder further acknowledges that there have been no representations, warranties, covenants or agreements made to Holder by Holdings, BigBear or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement. Holder acknowledges that the agreements contained herein with respect to the Covered Shares held by Holder are irrevocable prior to the termination of this Agreement pursuant to Section 5.

3.1.6 Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Holder with the SEC with respect to the beneficial ownership of the Issuer’s Common Stock, Holder is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (but in any event without restriction on Sponsor’s ability to enter into the Investor Rights Agreement or perform its obligations or exercise its rights thereunder).

3.1.7 Holder understands and acknowledges that the BigBear Parties are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder and in reliance on the acknowledgements, understandings, agreements, representations and warranties of Holder contained in this Agreement.

3.1.8 Holder (i) has not entered into any voting agreement or voting trust with respect to Holder’s Covered Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted a proxy, a consent or power of attorney with respect to Holder’s Covered Shares and (iii) has not entered into any agreement or taken any action that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or prevent the Holder from performing any of its obligations under this Agreement.

3.1.9 There is no Action pending against Holder or, to the knowledge of Holder, threatened against Holder that challenges the beneficial or record ownership of Holder’s Covered Shares, the validity of this Agreement or the performance by Holder of its obligations under this Agreement.

3.1.10 As of the date hereof, (i) neither Holder nor any of its Affiliates owns, directly or indirectly, any equity interests or any other interests exercisable or convertible into any equity interests of any Person engaged in any business that is competitive with BigBear and its Subsidiaries (a “Competing Business”) and (ii) neither Holder nor any of its Affiliates is party to any contract, agreement or arrangement to acquire any equity interests or other interests exercisable or convertible into any equity interests of any Competing Business; provided, that, for the purposes of this Section 3.1.10 such equity interests or any other interests exercisable or convertible into any equity interests shall not include any passive investment (in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the Issuer, nor in connection with or as a participant in any transaction having such purpose or effect) of less than 2%, in the aggregate, of the outstanding shares or capital stock, as applicable of any class of any corporation that is traded on a nationally recognized securities exchange or inter-dealer quotation system (or its equivalent in any foreign jurisdiction).

3.2 Representations, Warranties and Agreements of the BigBear Parties. The BigBear Parties hereby represent and warrant to Holder and acknowledge and agree with Holder as follows:

3.2.1 Each BigBear Party is duly organized and validly existing under the laws of its jurisdiction of formation, with limited liability company power and authority to enter into, deliver and perform its obligations under this Agreement.

3.2.2 This Agreement has been duly authorized, executed and delivered by the BigBear Parties and is enforceable against the BigBear Parties in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

3.2.3 The execution, delivery and performance of this Agreement (including compliance by the BigBear Parties with all of the provisions hereof) and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any other property or assets of any BigBear Party or any of its subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, lease, license or other material agreement or instrument to which such BigBear Party or any of its subsidiaries is a party or to which such BigBear Party’s other property or assets or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of such BigBear Party to enter into and timely perform its obligations under this Agreement, (ii) result in any violation of the provisions of the organizational documents of any BigBear Party, as applicable or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over any BigBear Party or any of its properties, as applicable, that would reasonably be expected to impair any BigBear Party’s ability to perform its obligations under this Agreement in any material respect.

4. Additional Covenants.

4.1 Holder agrees that, during the Restricted Period, except as contemplated by the Merger Agreement and the Transactions, it shall not, and shall cause its Affiliates not to, without BigBear’s prior written consent (which consent may be given or withheld by BigBear in its sole discretion): (i) offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Covered Shares or any interest in the Covered Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Covered Shares (except in connection with voting by proxy at a meeting of stockholders of the Issuer as contemplated by Section 1 of this Agreement); or (iii) permit to exist any Lien with respect to any or all of the Covered Shares other than those created by this Agreement; provided, that any Lien with respect to Covered Shares that would not prevent, impair or delay Holder’s ability to comply with the terms and conditions of this Agreement shall be permitted and will not be deemed to violate the restrictions contained above. Notwithstanding the foregoing, this Section 4.1 shall also not prohibit a Transfer of Covered Shares by Holder to an Affiliate of Holder; provided, that such Transfer shall be permitted only if, prior to or in connection with such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to BigBear, to assume all of the obligations of Holder hereunder and to be bound by the terms of this Agreement. Any transfer in violation of this Section 4.1 shall be null and void ab initio.

4.2 In the event of a share dividend or distribution, or any change in the Covered Shares by reason of any share dividend or distribution, sub-division, recapitalization, combination, conversion, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in such transaction. Holder agrees, while this Agreement is in effect, to notify BigBear promptly in writing (including by e-mail) of the number of any additional Covered Shares acquired by Holder, if any, after the date hereof.

4.3 Holder agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect or have the effect of preventing or disabling Holder from performing its obligations under this Agreement.

4.4 Standstill Obligations. Holder covenants and agrees that, during the Restricted Period:

4.4.1 Holder shall not take, nor shall any of its Affiliates or Representatives take, whether directly or indirectly, any action intended to solicit, initiate or knowingly encourage, or any action to continue or engage in discussions or negotiations with, any Person (other than the BigBear Parties and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, a Business Combination Proposal in respect of the Issuer other than with the BigBear Parties and their respective Affiliates and Representatives. If Holder or any of its Affiliates or Representatives receives any inquiry or proposal regarding a Business Combination Proposal in respect of the Issuer, then Holder shall promptly notify such Person indicating only that it is subject to an exclusivity agreement that prohibits it from considering such inquiry or proposal and, in such event, Holder shall also promptly notify BigBear of such facts and circumstances (provided that Sponsor shall not be obligated to provide such notice in violation of any obligation of confidentiality owed to any third party as of the date hereof or any Law). Holder shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person (other than the BigBear Parties and/or any of their Affiliates or Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal in respect of the Issuer.

4.4.2 Holder shall not, nor shall Holder act in concert with any Person (other than the BigBear Parties and their Affiliates and Representatives or as otherwise contemplated by this Agreement, the Investor Rights Agreement or the Merger Agreement) to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any Covered Shares in connection with any vote or other action with respect to the Acquiror Stockholder Matters, other than to recommend that stockholders of the Issuer vote in favor of approval of the Merger Agreement and the other Acquiror Stockholder Matters (and otherwise as expressly provided by Section 1).

4.4.3 Holder shall not, nor shall Holder act in concert with any person to, deposit following the execution and delivery of this Agreement any of the Covered Shares in a voting trust or subject any of the Covered Shares to any arrangement or agreement with any person with respect to the voting of the Covered Shares, except as provided by Section 1.

4.5 Stop Transfers. Holder agrees with, and covenants to, the BigBear Parties that Holder shall not request that the Issuer register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Covered Shares during the term of this Agreement without the prior written consent of BigBear, in its sole discretion, other than pursuant to a transfer permitted by Section 4.1. Holder hereby authorizes and instructs Issuer to instruct Issuer’s transfer agent to enter a stop transfer order with respect to all of the Covered Shares subject to the provisions of this Agreement; provided, that any such stop transfer order will immediately be withdrawn and terminated by Issuer following termination of this Agreement.

4.6 No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder shall not, at any time while this Agreement remains in effect, (i) enter into any voting agreement or voting trust with respect to Holder’s Covered Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) grant a proxy, a consent or power of attorney with respect to Holder’s Covered Shares (except in connection with voting by proxy at a meeting of stockholders of the Issuer as contemplated by Section 1 of this Agreement) or (iii) enter into any agreement or taken any action that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its obligations under this Agreement.

4.7 Non-Circumvention. Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which it is not expressly permitted to accomplish directly under this Agreement pursuant to provisions of this Agreement that have not been terminated pursuant to Section 5.

5. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) the First Effective Time, (ii) such date and time as the Merger Agreement is validly terminated in accordance with its terms and (iii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement; provided, that nothing herein will relieve any party from liability for any willful and material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Notwithstanding anything to the contrary herein, the provisions of this Section 5 and Sections 6 and 7 shall survive the termination of this Agreement.

6. No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement or any other Transaction Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future shareholders or stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect shareholder or stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

7. Miscellaneous.

7.1 Additional Agreements.

7.1.1 The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

7.1.2 Holder acknowledges that Holdings, BigBear and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement.

7.1.3 Each of Holder, Holdings and BigBear is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

7.1.4 Each party shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

7.1.5 Each party shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement at the times and on the terms and conditions described herein .

7.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) If to any BigBear Party:

BigBear.ai Holdings, LLC

c/o AE Industrial Partners, LP

2500 N. Military Trail, Suite 470

Boca Raton, FL 33431

Attention: Michael Greene and Kirk Konert

Email: [***]

with a copy (which shall not constitute notice) to:

AE Industrial Partners, LP

2500 N. Military Trail, Suite 470

Boca Raton, FL 33431

Attention: Michael Greene, Kirk Konert and Jeff Hart

Email: [***]

and

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Jeremy S. Liss, P.C., Douglas C. Gessner, P.C., Tim Cruickshank P.C.,

Matthew S. Arenson, P.C., and Jeffrey P. Swatzell

Email: jeremy.liss@kirkland.com, douglas.gessner@kirkland.com,

tim.cruickshank@kirkland.com, marenson@kirkland.com, and

jeffrey.swatzell@kirkland.com

(ii) If o Holder, to such address or addresses set forth on the signature page hereto.

7.3 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter(s) entered into relating to the subject matter hereof.

7.4 Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by all parties hereto; provided that any provision of this Agreement may be waived, in whole or in part, by a party on such party’s own behalf without the prior consent of any other party.

7.5 Assignment. Except for transfers permitted by Section 4.1, neither this Agreement nor any rights, interests or obligations that may accrue to the parties hereunder may be transferred or assigned without the prior written consent of each of the other parties hereto.

7.6 Benefit.

7.6.1 Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

7.6.2 Holder acknowledges and agrees that (i) this Agreement is being entered into in order to induce each of Holdings and BigBear to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of Holder hereunder, each of Holdings and BigBear would not enter into the Merger Agreement, (ii) each representation, warranty, covenant and agreement of Holder hereunder is being made for the benefit of Holdings and BigBear, and (iii) each of Holdings and BigBear may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of Holder under this Agreement.

7.7 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

7.8 Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court declines jurisdiction, first to any federal court, or second, to any state court, each located in Wilmington, Delaware, to the exclusion of other courts, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the parties hereto (a) waives the defense of inconvenient forum, (b) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (c) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by Law. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 7.8. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Without limiting the foregoing, each party hereto hereby agrees that service of process upon such party in any action or proceeding contemplated by this Section 7.8 shall be effective if notice is given in accordance with Section 7.2.

7.9 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.11 Remedies.

7.11.1 The parties agree that Holdings and BigBear would suffer irreparable damage if this Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that Holdings and BigBear shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including Holder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 7.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of Holdings or BigBear to cause Holder to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 7.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

7.11.2 The parties acknowledge and agree that this Section 7.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

7.11.3 In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

7.12 Survival of Representations and Warranties. None of the representations and warranties made by the parties hereto in this Agreement shall survive the Closing.

7.13 No Broker or Finder. Holder represents and warrants to the BigBear Parties that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on a BigBear Party. Holder agrees to indemnify and save each BigBear Party harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of a BigBear Party and to bear the cost of legal expenses incurred in defending against any such claim.

7.14 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered any form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.16 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The word “or” shall be disjunctive but not exclusive. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

7.17 Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party.

7.18 Consent to Disclosure. Holder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided or filed by the Issuer, Holdings or BigBear to or with any Governmental Authority or to securityholders of the Issuer) of Holder’s identity and beneficial ownership of Covered Shares and the nature of Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Issuer, Holdings or BigBear, a copy of this Agreement. Holder will promptly provide any information reasonably requested by the Issuer, Holdings or BigBear for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7.19 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any BigBear Party any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.

7.20 Certificates. Promptly following the date of this Agreement, Holder shall advise the Issuer’s transfer agent in writing that Holder’s Covered Shares are subject to the restrictions set forth herein and, in connection herewith, provide the Issuer’s transfer agent in writing with such information as is reasonable to ensure compliance with such restrictions.

7.21 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder and the BigBear Parties, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Holdings, BigBear and Holder has executed or caused this Voting and Support Agreement to be executed by its duly authorized representative as of the date set forth below.

HOLDINGS

BBAI ULTIMATE HOLDINGS, LLC

By:	/s/ Jeff Hart
Name: Jeff Hart
Title: Vice President and Secretary

Signature Page to Voting and Support Agreement

BIGBEAR

BIGBEAR.AI HOLDINGS, LLC

By:	/s/ Jeff Hart
Name: Jeff Hart
Title: Vice President and Secretary

Signature Page to Voting and Support Agreement

HOLDER

GIGACQUISITIONS4, LLC

By:	/s/ Dr. Avi Katz
Name:	Dr. Avi Katz
Title:	President and Chief Executive Officer

Acquiror Shares: 8,310,000

Notice Address:

GigAcquisitions4, LLC
1731 Embarcadero Rd., Suite 200
Palo Alto, CA 94303
Attention: Dr. Avi Katz, President and Chief Executive Officer

Email: [***]

with a copy to:

DLA Piper LLP (US)
555 Mission Street
Suite 2400
San Francisco, CA 94105
Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

Signature Page to Voting and Support Agreement

HOLDER

DOROTHY HAYES

By:	/s/ Dorothy Hayes
Title:	Strategic Advisor

Acquiror Shares: 10,000

Notice Address:
1731 Embarcadero Rd., Suite 200
Palo Alto, CA 94303

Email: [***]

with a copy to:

DLA Piper LLP (US)
555 Mission Street
Suite 2400
San Francisco, CA 94105
Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

Signature Page to Voting and Support Agreement

HOLDER

BRAD WEIGHTMAN

By:	/s/ Brad Weightman
Title:	VP and Chief Financial Officer

Acquiror Shares: 5000

Notice Address:
1731 Embarcadero Rd., Suite 200
Palo Alto, CA 94303

Email: [***]

with a copy to:

DLA Piper LLP (US)
555 Mission Street
Suite 2400
San Francisco, CA 94105
Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

Signature Page to Voting and Support Agreement